Exhibit 10.9

[●], 2021

Chardan NexTech Acquisition 2 Corp.

17 State Street, 21st Floor
New York, NY 10004

Ladies and Gentlemen:

Chardan NexTech Acquisition 2 Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase an aggregate of 5,238,461 (or up to 5,469,230, depending on the extent to which the underwriters’ over-allotment option is exercised) warrants of the Company (“Private Warrants”), at a price of $0.65 per warrant for an aggregate purchase price of $3,405,000 (or up to $3,555,000, depending on the extent to which the underwriters’ over-allotment option is exercised) (the “Private Warrant Purchase Price”).

The consummation of the purchase and issuance of the Private Warrants shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, Continental Stock Transfer & Trust Company shall deposit the Private Warrant Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement.

Additionally, the undersigned agrees:

•	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”) sold in the IPO if the Company does not complete an initial Business Combination within 24 months from the closing of the IPO, unless the Company provides the holders of shares of Common Stock sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock sold in the IPO;

•	the undersigned will not participate in any liquidation distribution with respect to the Private Warrants (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

•

that the Private Warrants and underlying securities will not be transferable or saleable until 30 days after the consummation of a Business Combination except ((a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the undersigned, Chardan NexTech Investments 2 LLC (“Sponsor”), or any of their respective affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of Delaware or the applicable limited liability company agreement upon dissolution of the undersigned, provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by the undersigned, Sponsor, officers, and directors of the Company, as the case may be, with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus); and

•	the Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Warrants will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a) it has been advised that the Private Warrants have not been registered under the Securities Act;

(b) it will be acquiring the Private Warrants for its account for investment purposes only;

(c) it has no present intention of selling or otherwise disposing of the Private Warrants in violation of the securities laws of the United States;

(d) it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e) it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f) it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g) it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h) this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Warrants, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,
CHARDAN NEXTECH 2 WARRANT HOLDINGS LLC

By:
Name: [●]
Title: [●]

Accepted and Agreed:
CHARDAN NEXTECH ACQUISITION 2 CORP.

By:
Name: Jonas Grossman
Title: President and Chief Executive Officer